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                                                                   Exhibit 23(b)

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in the registration statement of Leggett & Platt, Incorporated on Form S-3 of our report dated August 23, 1995, on our audit of the consolidated financial statements of Pace Holdings, Inc. and Subsidiary as of June 30, 1995 and 1994 and for the year ended June 30, 1995 and the six months ended June 30, 1994. We also consent to the reference to our firm under the caption "Experts."



                                           /s/ COOPERS & LYBRAND L.L.P.


Tulsa, Oklahoma
May 6, 1996